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September 15, 1995
Dallas, Texas


                              PRESS RELEASE

FOR IMMEDIATE RELEASE

     Hudson's Grill of America, Inc. ("Hudson's"), a Dallas, Texas, based publicly traded company, announced that it had entered into an agreement to settle a case filed by two former employees who had alleged wrongful termination, libel and sexual harassment by several of Hudson's employees of its Whittier, Califronia Hudson's Grill. Hudson's insurance carrier will pay for the settlement of "Torres v. Hudson's Grill of America, Inc." No party admitted any liability, and the terms of the settlement are to be kept confidential by all of the parties. Hudson's had vigorously denied all of the allegations.

      David Osborn, President of Hudson's, stated, "We are happy to get this case settled and behind us. This will allow us to focus on getting new franchisees and on selling our remaining restaurants to current managers and franchisees."


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